HIGHWOODS REALTY LIMITED PARTNERSHIP
(“LANDLORD”)

NEPHROGENEX, INC.
(“TENANT”)

OFFICE LEASE

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TABLE OF CONTENTS
Article 1:    Basic Definitions and Provisions
a.Premises
b.Term
c.Lease Year
d.Permitted Use
e.Occupancy Limitation
f.Base Rent
g.Rent Payment Address
h.Security Deposit
i.Business Hours
j.After Hours HVAC Rate
k.Parking
l.Notice Addresses
m.Broker
n.Authorized Representative
Article 2:    Leased Premises

a.	Premises

b.	Common Areas
Article 3:    Term

a.	Commencement and Expiration Dates

b.	Delivery of Possession

c.	Right to Occupy
Article 4:    Use

a.	Permitted Use

b.	Prohibited Equipment in Premises
Article 5:    Rent

a.	Payment Obligations

b.	Base Rent

c.	Additional Rent
Article 6:    Security Deposit
Article 7:    Services by Landlord

a.	Base Services

b.	Landlord's Maintenance

c.	No Abatement
Article 8:    Tenant’s Acceptance and Maintenance of Premises

a.	Acceptance of Premises

b.	Move-in Obligations

c.	Tenant's Maintenance

d.	Alterations to Premises

e.	Restoration of Premises

f.	Landlord's Performance of Tenant's Obligations

g.	Construction Liens
Article 9:    Property of Tenant
Article 10:    Signs
Article 11:    Access to Premises

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a.	Tenant's Access

b.	Landlord's Access
Article 12:    Tenant’s Compliance
Article 13:    Insurance Requirements

a.	Tenant's Liability Insurance

b.	Tenant's Property Insurance

c.	Certificates of Insurance

d.	Insurance Policy Requirements

e.	Right to Increase Requirements

f.	Landlord's Property Insurance

g.	Mutual Waiver of Subrogation
Article 14:    Indemnity
Article 15:    Quiet Enjoyment
Article 16:    Subordination; Attornment; Non-Disturbance; and Estoppel Certificate
a.Subordination and Attornment
b.Non-Disturbance
c.Estoppel Certificates
Article 17:    Assignment – Sublease
a.Landlord Consent
b.Permitted Assignments/Subleases
c.Notice to Landlord
d.Prohibited Assignments/Sublease
e.Limitation on Rights of Assignee/Sublessee
f.Tenant Not Released
g.Landlord's Right to Collect Sublease Rents Upon Tenant Default
h.Excess Rents
i.Landlord's Fees
Article 18:    Damages to Premises
a.Landlord’s Restoration Obligations
b.Tenant’s Restoration Obligations
c.Termination of Lease by Landlord
d.Termination of Lease by Tenant
e.Rent Abatement
Article 19:    Eminent Domain
Article 20:    Environmental Compliance

a.	Tenant's Responsibility

b.	Liability of the Parties

c.	Inspections by Landlord
Article 21:    Default
a.Tenant's Default
b.Landlord's Remedies
c.Landlord's Expenses
d.Remedies Cumulative
e.No Accord and Satisfaction
f.No Reinstatement
g.Landlord’s Default
Article 22:    Multiple Defaults

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Article 23:    Bankruptcy
a.Trustee's Rights
b.Adequate Assurance
c.Assumption of Lease Obligations

Article 24:	Notices
a.Addresses
b.Form; Delivery; Receipt
Article 25:    Holding Over
Article 26:    Right to Relocate

a.	Substitute Premises

b.	Upfit of Substitute Premises

c.	Relocation Costs

d.	Lease Terms
Article 27:    Broker’s Commissions
Article 28:    Anti-Terrorism Laws
Article 29:    General Provisions/Definitions

a.	No Agency

b.	Force Majeure

c.	Building Standard Improvements

d.	Limitation on Damages

e.	Satisfaction of Judgments Against Landlord

f.	Interest

g.	Legal Costs

h.	Sale of Premises or Building

i.	Time of the Essence

j.	Transfer of Security Deposit

k.	Tender of Premises

l.	Tenant’s Financial Statements

m.	Recordation

n.	Partial Invalidity

o.	Binding Effect

p.	Entire Agreement; Construction

q.	Good Standing

r.	Choice of Law

s.	Effective Date
Article 30:    Special Conditions
Article 31:    Addenda and Exhibits

a.	Lease Addendum Number One – “Work Letter”

b.	Lease Addendum Number Two – “Additional Rent – Operating Expenses and Taxes”

c.	Lease Addendum Number Three – “Option to Extend Lease Term”

d.	Exhibit A – Premises

e.	Exhibit A-1 – Turnkey Specifications

f.	Exhibit B – Rules and Regulations

g.	Exhibit C – Commencement Agreement

h.	Exhibit D – Acceptance of Premises

i.	Exhibt E – Janitorial Specifications

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OFFICE LEASE
THIS OFFICE LEASE ("Lease"), made this 12th day of September, 2014, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Landlord”), and NEPHROGENEX, INC., a Delaware corporation (“Tenant”), provides as follows:
1.BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:
a.Premises.    Rentable Square Feet:    5,514
Suites:    900 and 940

a.	Building: Building Name: Highwoods Tower One
Rentable Square Feet:    185,505
Office Park:     Highwoods Office Park
Street Address:    3200 Beechleaf Court
City/County:    Raleigh/Wake
State/Zip Code:    North Carolina/27604

b.	Term. Number of Months: 66 Full Calendar Months
Scheduled Commencement Date:    December 1, 2014
Scheduled Rent Commencement Date:    February 1, 2015
Scheduled Expiration Date:    May 31, 2020
d.Lease Year. The term “Lease Year” shall have the following meaning: the first Lease Year shall commence as of the Commencement Date and shall end on the last day of the 12th full month thereafter. If the Commencement Date is not the first day of a calendar month, the first Lease Year shall include the partial month that includes the Commencement Date and the 12 full months immediately following the partial month. Each successive Lease Year shall be the 12-month period commencing on the day immediately following the last day of the prior Lease Year except for any shorter period necessitated by the expiration or earlier termination of the Lease.
e.Permitted Use.     General office use
f.Occupancy Limitation.    On an average daily basis, no more than 4 persons per 1,000 rentable square feet of the Premises.
g.Base Rent. The minimum base rent for the Term is $654,697.50, payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

MONTHS*	PER RENTABLE SQUARE FOOT	MONTHLY RENT	PERIOD RENT
12/1/14 – 1/31/15	$0.00	$0.00	$0.00
2/1/15 – 11/30/15	$20.75	$9,534.63	$95,346.30
12/1/15 – 11/30/16	$21.37	$9,820.66	$117,847.92
12/1/16 – 11/30/17	$22.01	$10,115.28	$121,383.36
12/1/17 – 11/30/18	$22.67	$10,418.74	$125,024.88
12/1/18 – 11/30/19	$23.35	$10,731.30	$128,775.60
12/1/19 – 5/31/20	$24.05	$11,053.24	$66,319.44
		CUMULATIVE BASE RENT $654,697.50
* The Base Rent Schedule is based on a Commencement Date of December 1, 2014, and shall be adjusted to reflect the actual Commencement Date, and the actual Rent Commencement Date and Expiration Date, as determined in accordance with Article 3 of this Lease.

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h.Rent Payment Address.     HIGHWOODS REALTY LIMITED PARTNERSHIP
P.O. Box 409412
Atlanta, Georgia 30384
Tax ID #: 56-1869557

i.Security Deposit.        $9,534.63

j.
Business Hours.    8:00 A.M. to 6:00 P.M. Monday through Friday (excluding New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day), provided, however, that Landlord acknowledges and agrees that Tenant shall have access to and the right to occupy the Premises for the Permitted Use 24 hours a day, 365 days a year.

k.
After Hours HVAC Rate.    $35.00 per hour for after hours HVAC service to the entire Premises, with a minimum of two (2) hours per occurrence, provided that Tenant will endeavor to request after hours HVAC at least two (2) hours in advance of commencement of such service.

l.
Parking.     20 unreserved and nonexclusive parking spaces and 2 exclusive and reserved parking spaces in the parking garage serving the Building (the “Parking Garage”), but not to exceed 4 spaces per 1,000 rentable square feet of the Premises.

m.Notice Addresses.
LANDLORD:    HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Manager, Lease Administration and Legal Department

TENANT:     NEPHROGENEX, INC.
3200 Beechleaf Court, Suite 900
Raleigh, North Carolina 27604
Attn:    Chief Financial Officer
n.Broker    Cushman & Wakefield Thalhimer

1.LEASED PREMISES.
a.Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section 1a and as more particularly shown on Exhibit A, attached hereto. The parties acknowledge that all square foot measurements are approximate and, notwithstanding any remeasurement, or any change in the method of measurement of the Building or Premises, they agree that the square footage figures in Sections 1a and 1b shall be conclusive for all purposes with respect to this Lease.
b.Common Areas. Tenant shall have non-exclusive access to the Parking Garage, and those portions of the Office Park and the Building not set aside for leasing to tenants or currently reserved for Landlord’s exclusive use, including, but not limited to, entrances, hallways, lobbies, elevators, restrooms, walkways, parking areas and structures, and plazas, if any (“Common Areas”). Landlord has the exclusive right to reasonably: (i) change the designation of portions of the Common Area and otherwise modify the Common Areas, provided that such changes or modifications do not materially adversely affect Tenant's access to, or Permitted Use or quiet occupancy of, the Premises, nor any of the Tenant's other rights and interests appurtenant to its leasehold interest in the Premises during the Term (including, but not limited to, any material adverse effect on the Landlord's services set forth in Section 7a), and (ii) permit occasional special use of portions of the Common Areas, including temporary exclusive use for special occasions, provided such special uses do not materially adversely affect Tenant's access to, or

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Permitted Use or quiet occupancy of, the Premises. Tenant shall not interfere with the rights of others to use the Common Areas, and Landlord shall act reasonably to prohibit other tenants or persons under Landlord's control from interfering with Tenant's use of the Common Areas. All use of the Common Areas shall be subject to any rules and regulations reasonably promulgated by Landlord for the Office Park.
2.TERM.
a.Commencement and Expiration Dates. The Lease Term commences on that date (the “Commencement Date”), which is the later of (i) Delivery of Possession (as defined in Section 3b), or (ii) 10 business days after Landlord provides Tenant with non-exclusive access to the Premises, in a reasonably safe and secure condition, and with the Tenant Improvements (as defined in the “Work Letter” attached hereto as Lease Addendum Number One) in a condition permitting Tenant’s contractors, agents and employees to install Tenant’s wiring and cabling, and furnishings, trade fixtures and office equipment, in the Premises during such 10-business day period (the “Installation Period”); provided that the Installation Period shall not commence until Landlord has provided Tenant with at least 15 days advance written notice of the date on which the Installation Period will commence in order for Tenant to schedule the Tenant’s installation work to occur during such period (and Landlord’s failure to provide Tenant with non-exclusive access as reasonably required for the Installation Period work on the date set forth in such notice shall extend the Installation Period as reasonably required for Tenant to reschedule the Tenant’s installation work for completion prior to the Commencement Date). Notwithstanding the foregoing, Landlord shall endeavor to notify Tenant on or before October 15, 2014 if the Installation Period is likely to commence after November 15, 2014 in order to permit Tenant to determine whether to deliver notice terminating its existing month-to-month lease effective as of the Scheduled Commencement Date, and in such event, Landlord agrees to reasonably cooperate with Tenant’s efforts to accelerate the commencement of the Installation Period and Delivery of Possession (as defined in Section 3.a below), provided that Landlord shall not be obligated to incur any additional cost or expense pursuant to such Tenant efforts. If Landlord, for any reason, cannot satisfy the Delivery of Possession conditions set forth in Section 3b, or provide Tenant with the access required for completion of the Installation Period, by the Scheduled Commencement Date, then the Commencement Date, Rent Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to the actual Commencement Date. Any such delay of the Commencement Date shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from such delay; provided, however, that in the event Landlord is unable or otherwise fails to satisfy the conditions for Delivery of Possession of the Premises to occur, or fails to provide Tenant with the Installation Period access in accordance with this Section 1a, so that the Commencement Date occurs on or before March 1, 2015 (the “Outside Delivery Date”), then Tenant may terminate this Lease by giving notice to Landlord no later than March 31, 2015, provided that the Outside Delivery Date shall be extended by 1 day for each day of Tenant Delay (as defined in the Work Letter). The Lease Term expires on the last day of the 65th full calendar month following the Rent Commencement Date (as defined in Section 5a). At Landlord’s election, the Commencement Date, the Rent Commencement Date and Expiration Date (and the revised Base Rent Schedule, if applicable) may be set forth in a Commencement Agreement similar to Exhibit C, attached hereto, to be prepared by Landlord and promptly executed by the parties.
b.Delivery of Possession. Landlord shall use diligent efforts to provide Tenant with access to the Premises as required for the Installation Period to occur, and complete the Landlord’s requirements for Delivery of Possession (as hereinafter defined), on or before the Scheduled Commencement Date. “Delivery of Possession” of the Premises shall mean the Landlord’s satisfaction of the following conditions of delivery of possession of the Premises to Tenant: (i) Landlord has substantially completed the Tenant Improvements in accordance with the Work Letter; and (ii) the Premises are legally ready for occupancy by Tenant as evidenced by a permanent or temporary certificate of occupancy (or its legal equivalent) issued by proper governmental authority; provided that notwithstanding the foregoing, the date of Delivery of Possession shall be accelerated by 1 day for each day that Landlord is delayed in the satisfaction of the foregoing conditions by a Tenant Delay (as such term is defined in the Work Letter). During the Installation Period, or any prior period when Landlord permits Tenant to access the Premises for the purposes of any installation work or preparatory work associated therewith, pursuant to Tenant’s request, Tenant shall comply with all of the terms and conditions of this Lease except that no Rent shall accrue or be payable by Tenant under this Lease until the Rent Commencement Date.

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c.Right to Occupy. Prior to Delivery of Possession, authorized representatives of Landlord and Tenant shall perform a joint walk-through inspection of the Premises in order to confirm that the conditions of Delivery of Possession have been satisfied and any punch-list items of the Tenant Improvements that will be repaired or completed following the Commencement Date (in accordance with the relevant terms of the Work Letter), and following confirmation of the Delivery of Possession requirements and a mutually-approved list of punch-list items, Tenant shall execute an Acceptance of Premises in a form similar to Exhibit D attached hereto, to be prepared by Landlord to reflect the parties’ mutual walk-through inspection of the Premises. Tenant shall not occupy the Premises, nor shall the Installation Period commence, until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of Tenant’s insurance required under Section 13a, and (ii) payment of the Security Deposit in the amount set forth in Section 1i. Tenant’s failure to comply with these (or any other express conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date. If requested by Landlord in writing, Tenant agrees to provide corporate resolutions or other evidence of the authority of the individual signing this Lease on behalf of Tenant, a good standing certificate from the State where it was organized (and a certificate of authority to do business in the State in which the Premises are located, if different from the State of Tenant’s formation).
3.USE.
a.    Permitted Use. The Premises may be used only for general office purposes in connection with Tenant’s Permitted Use as defined in Section 1e and in accordance with the Occupancy Limitation as set forth in Section 1f. Tenant shall not use the Premises:
i.In violation of any restrictive covenants which apply to the Premises and of which Tenant has actual notice;
ii.In any manner that constitutes a nuisance or trespass or disturb other tenants in the Building or Office Park, as applicable;
iii.In any manner which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord's insurance premiums which results from Tenant's use of the Premises, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant’s failure to pay Landlord the amount of such increase within 10 days after receipt of Landlord’s written demand shall be an event of default;
iv.In any manner that creates unusual demands for electricity, heating or air conditioning; or
v.For any purpose except the Permitted Use, unless consented to by Landlord in writing.
b.    Prohibited Equipment in Premises. Tenant shall not place or install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent. No such consent will be given if Landlord determines, in its opinion, that such High Demand Equipment may not be safely used in the Premises or that electrical service is not adequate to support the High Demand Equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering or sub-metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter or sub-meter, as well as administrative costs as provided below. If High Demand Equipment used in the Premises by Tenant affects the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units to provide additional cooling of the Premises and/or require Tenant to use any existing supplemental units serving the Premises. If supplemental units are required by Landlord pursuant to the foregoing sentence, or if Tenant requests the installation and/or use of any supplemental use of any supplemental units, then the cost of engineering, installation, operation and maintenance of the units shall be paid by Tenant. All costs and expenses incurred by Landlord as a result of the increased utilities demands associated with the operation of any High Demand Equipment placed or installed by Tenant in the Premises, and Landlord’s administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant in accordance with Section 7b.
4.RENT.

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a.    Payment Obligations. The Rent Commencement Date shall be the date that is sixty (60) calendar days after the Commencement Date. Rent payable on the Rent Commencement Date shall be made on a prorated basis for the calendar month in which the Rent Commencement Date occurs, and all subsequent payment of monthly Base Rent shall be due and payable, in advance (along with any Additional Rent amounts due and payable therewith in accordance with the terms and conditions of this Lease), no later than the first day of each calendar month during the Term, as follows:
i.    Base Rent and Additional Rent payments shall be sent to the Rent Payment Address set forth in Section 1g.
ii.    Rent shall be paid without previous demand or notice (except as expressly required under this Lease with respect to any Additional Rent payments) and without set off or deduction. Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check or other draft for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check or draft without prejudice to any other rights or remedies which Landlord may have against Tenant.
iii.    If Rent is not received by Landlord within 5 days of the due date, Landlord shall be entitled to an overdue payment fee in the amount of the greater of $10.00 or five percent (5%) of all overdue Rent.
iv.    If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.
b.    Base Rent. Tenant shall pay Base Rent in accordance with the Base Rent Schedule as set forth in Section 1f.
c.    Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, Tenant's Proportionate Share of the increase in Operating Expenses and Taxes as set forth in Lease Addendum Number Two.
5.SECURITY DEPOSIT. Within ten (10) days following Tenant’s receipt of this Lease executed by Landlord, Tenant shall deposit with Landlord a Security Deposit in the amount set forth in Section 1i. Landlord shall retain the Security Deposit as security for the performance by Tenant of all of its Lease obligations. The Security Deposit shall not bear interest and may be commingled with other funds. If Tenant at any time fails to perform any of its obligations under this Lease, including, without limitation, its Rent or other payment obligations, its restoration obligations, or its insurance and indemnity obligations, and fails to cure such failure within the applicable cure period, if any, then Landlord, may, at its option, apply the Security Deposit (or any portion) to cure Tenant's default or to pay for damages caused by Tenant’s default. If the Lease has been terminated, then Landlord may apply the Security Deposit (or any portion) against the damages incurred as a consequence of Tenant’s breach. The application of the Security Deposit shall not limit Landlord’s remedies for default under the terms of this Lease. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore the amount so used by Landlord within five (5) business days following receipt of Landlord’s notice of the application of such portion of the Security Deposit. Within 30 days after the expiration or earlier termination date of this Lease, Landlord shall refund to Tenant any unused portion of the Security Deposit after first deducting the amounts, if any, necessary to cure any outstanding Tenant default of which notice is provided by Landlord to Tenant prior to expiration or earlier termination of this Lease, to pay any outstanding damages for Tenant’s outstanding breach of the Lease of which notice is provided by Landlord to Tenant prior to expiration or earlier termination of this Lease, or to pay for any of Tenant’s restoration obligations under Section 8e which are not satisfied prior to Tenant’s surrender of the Premises. Landlord shall deliver the unused portion of the Security Deposit to Tenant’s then-current address for notices in accordance with Article 24 (the “Tenant Payment Address”). If: (a) Landlord sends the unused portion of the Security Deposit to the Tenant Payment Address; (b) the Security Deposit is returned to Landlord as “undeliverable” for any reason other than an error by Landlord or the mail courier; and (c) Landlord, after using its best efforts, is unable to locate Tenant within 90 days thereafter, then Tenant shall be deemed to have waived any rights Tenant has to the unused portion

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of the Security Deposit, and Landlord may retain the Security Deposit for its own use. Tenant may not credit any unused portion of the Security Deposit against Rent owed under the Lease.
6.SERVICES BY LANDLORD.
a.    Base Services. Provided that Tenant is not then in default beyond any applicable cure period, Landlord shall cause to be furnished to the Premises and the Common Areas, as applicable, in common with other tenants the following services:
i.    Water (if available from city mains) for drinking, lavatory and toilet purposes.
ii.    Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines.
iii.    Building standard fluorescent lighting composed of 2' x 4' fixtures; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the Building Standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.
iv.    Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises in accordance with the HVAC Criteria (as hereinafter set forth) during Business Hours as set forth in Section 1j; and after-hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1k (as requested by Tenant in accordance with Section 1k). “HVAC Criteria” shall mean that the following Summer maximum and Winter minimum Premises temperatures, as determined by dry-bulb (“DB”) thermometer readings, and Premises humidity conditions, shall be maintained by the Building’s HVAC system serving the Premises (with minimum outside air flow ventilation to the Premises of 20 CFM per person, based on the Premises maximum occupancy in Section 1f), at maximum Summer outdoor temperatures, and minimum Winter outdoor temperatures, as determined by DB and wet-bulb (“WB”) thermometer readings:
(1)Summer (Max): 75°F (DB), 50% relative humidity; Outdoor 95°F (DB), 75°F (WB); and
(2)Winter (Min): 70°F (DB), no humidity control; Outdoor +10°F (DB).
v.    Janitorial services five days a week (excluding National and State holidays) after Business Hours in accordance with the Janitorial Specifications attached as Exhibit E.
vi.    The unreserved, nonexclusive and exclusive, reserved Parking in the parking spaces of the Parking Garage, as specified in Section 1k (not to exceed the maximum Parking specified in Section 1k), for use by Tenant's employees and visitors in common with the other tenants and their employees and visitors 24 hours per day, 365 days per year (subject to Landlord's rights under Sections 2b and 7b of this Lease, and interruption caused by Casualty or any force majeure events), which Parking shall be provided to Tenant throughout the Term without additional charge for such use; and with the reserved parking spaces to be provided in close proximity to the elevators of the Parking Garage.
b.Landlord’s Maintenance. Landlord shall make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Article 8. Landlord shall not be obligated to repair or maintain any Non-Standard Improvements (as defined in this Lease) installed in the Premises by or for Tenant during the Term. Landlord’s maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement. Landlord represents and warrants that Landlord will maintain the Building, Common Areas and Premises, excluding any items that are to be maintained by Tenant, in a manner consistent with the Class A character of the building as of the Commencement Date and Class A buildings or facilities of the same class and age located in the Raleigh, Durham, Chapel Hill metropolitan areas. Landlord shall provide Tenant with reasonable advance notice of any maintenance that is reasonably likely to disturb Tenant’s employees or adversely affect the Permitted Use of the Premises. Any and all maintenance and repairs performed by Landlord during Business Hours shall be performed in a manner reasonably intended to minimize disturbance of Tenant’s employees and Permitted Use of

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the Premises. At Tenant’s request, and subject to Tenant’s payment of any additional costs reasonably incurred as a result of Landlord’s performance of such work after Business Hours, Landlord’s maintenance work that is scheduled to be performed during Business Hours shall be performed after Business Hours, provided that the period for Landlord’s cure of a default pursuant to Section 21g shall be extended as reasonably required for the Landlord’s work to be performed after Business Hours if Tenant so requests.
Notwithstanding the foregoing or any provision herein to the contrary, in the event that any supplemental air conditioning units are installed in the Premises pursuant to Section 4.b above by or on behalf of Tenant, at Tenant’s request or by Landlord, Tenant shall be solely responsible for all costs associated with the installation, operation, maintenance, repair and replacement of the supplemental units, including, without limitation, all electrical costs associated with the supplemental units, which shall be separately metered and due and payable by Tenant within 10 days after receipt of Landlord’s invoice. Notwithstanding the foregoing, any supplemental units that are two tons or less shall not be separately metered; instead, Tenant shall reimburse Landlord on a monthly basis for the costs and expenses associated with electrical service for each of these units (the “HVAC Reimbursement”). The monthly HVAC Reimbursement shall be Additional Rent and shall be due and payable at the same time and in the same manner as monthly Base Rent. The amount of the monthly HVAC Reimbursement for each unit shall be determined according to the following formula:
(# tons of the supplemental unit) x (1.5 kW/ton) x (500 hours) x (Average Rate/kWh) = monthly HVAC Reimbursement per unit
The Average Rate/kWh is a fraction, the numerator of which is the average cost of electricity billed to Landlord by the applicable utility provider during the applicable billing cycle, and the denominator of which is the total kWh consumed at the Building during that same billing cycle. Landlord shall have the right to adjust the monthly HVAC Reimbursement annually based on the Average Rate/kWh for the preceding 12-month period, and Landlord shall notify Tenant in writing of the adjustment. With respect to determining the Average Rate/kWh for any newly constructed buildings, the Average Rate/kWh for the first 12 months following the completion of the new building shall be the average of the Average Rate/kWh for all of the buildings owned by Landlord or its affiliates in the greater Raleigh, North Carolina area for the billing cycle immediately preceding the completion of the new building; thereafter, the Average Rate/kWh for the new building shall be determined and adjusted as set forth above.
b.    No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency. Except in the case of an emergency or to the extent required for such work to be performed by public utility personnel, all such shut downs of Building systems shall be done after Business Hours. Landlord shall cooperate with Tenant requests relating to its reasonable efforts to preserve its data and Tenant’s reasonable safety and security concerns in shutting down any of the Building systems.
7.TENANT'S MAINTENANCE OF PREMISES.
a.    Move-In Obligations. Tenant shall schedule its move-in with the Landlord’s Property Manager. Unless otherwise approved by Landlord’s Property Manager, move-in shall not take place during Business Hours. Prior to the move-in, Tenant must provide the name, address and contact information for Tenant’s moving company, and the moving company must comply with Landlord’s reasonable requirements, including market-standard insurance coverage. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be coordinated with Landlord’s Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises caused by Tenant or its moving company, employees, agents or contractors during Tenant’s move-in will be the sole responsibility of Tenant.
b.    Tenant’s Maintenance. Except as otherwise required of Landlord pursuant to Section 7(b), Tenant shall: (i) keep the interior spaces of the Premises and all fixtures located within the Premises in good order, subject to ordinary wear and tear and loss or damage due to Casualty; (ii) repair and replace Non-Standard Improvements,

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installed by or at Tenant’s request that serve the Premises; and (iii) not commit waste of the Premises. “Non-Standard Improvements” means, except for any such items existing in the Premises prior to the date of this Lease or included in the improvements installed pursuant to Landlord’s Work: (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (iv) equipment racks, (v) alterations installed by or at the request of Tenant after the Commencement Date, (vi) equipment installed in a kitchen, kitchenette or break room within the Premises, including any ice machine, refrigerator, dishwasher, garbage disposal, coffee machine and microwave, sink and related faucets, water filter and water purification system, and (vii) kitchen drain lines.
c.    Alterations to Premises. Tenant shall make no structural or interior alterations to the Premises without the prior written approval of Landlord, provided that Landlord’s consent to non-structural interior alterations shall not be unreasonably withheld; and further provided that Tenant shall be permitted to make non-structural interior alterations to the Premises that do not materially affect (or exceed the capacity of) any of the Building systems or materially increase the cost of Tenant’s restoration obligations under Section 8d, and which do not cost more than $10,000 for any single project of alterations (“Minor Alterations”), without Landlord’s consent (but with prior notice to Landlord of such Minor Alterations, which notice shall include plans and specifications for any Minor Alterations requiring a permit, and subject to Tenant’s obligation to deliver as-built plans upon the completion of such permitted Minor Alterations following their completion). If Tenant requests Landlord’s consent to any alterations, Tenant shall provide Landlord with a complete set of construction drawings. If such requested alterations are approved by Landlord, then Landlord shall reasonably determine the actual cost of the work to be done (through competitive bidding by at least three (3) mutually agreed-upon independent contractors, if competitive bidding is typically obtained by building owners in the Raleigh market for the requested alterations) [to include a construction supervision fee of five percent (5%)]. Tenant may then either agree to pay Landlord to have the requested alterations work done or withdraw its request for such alterations. The construction supervision fee for the initial tenant improvements shall be as provided in the attached Work Letter, if any. Landlord shall advise Tenant in writing at the time it grants its approval for any alterations to the Premises (or if requested in writing by Tenant when it provides Landlord with notice of any Minor Alterations) whether such alterations are required to be removed as part of Tenant’s restoration obligations under Section 8d upon the expiration or earlier termination of this Lease.
d.    Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured Casualty excepted. If Tenant has installed any Non-Standard Improvements during the Lease Term, such improvements shall be removed as part of Tenant’s restoration obligations unless Landlord indicates otherwise in response to Tenant’s request for such determination in accordance with Section 8c. Tenant shall repair any damage caused by the removal of any Non-Standard Improvements.
e.    Landlord’s Performance of Tenant’s Obligations. If: (i) Tenant does not perform its maintenance or restoration obligations in a timely manner; (ii) fails to commence any work needed to be performed by Tenant to satisfy such obligations within 5 business days after Tenant’s receipt of notice from Landlord specifying the work to be performed; or (iii) following timely commencement of such work following Landlord’s notice, Tenant thereafter fails to diligently and continuously pursuing such work to completion; then Landlord shall have the right, but not the obligation to perform such work in accordance with the terms and conditions of Section 7b, provided that all costs and expenses reasonably incurred by Landlord in the performance of such work of Landlord’s maintenance or restoration shall be reimbursed by Tenant as Additional Rent, which shall be due and payable 10 business days after Tenant’s receipt of Landlord’s written invoice providing a breakdown of the costs and expenses incurred by Landlord in the performance of such work.
f.    Construction Liens. Tenant shall keep Landlord’s property, including, without limitation, the Premises, Building, Common Areas and real estate upon which the Building and Common Areas are situated (collectively “Landlord’s Property”), free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant or any of its subtenants, or any of their respect employees, agents or contractors. Should any lien or claim of lien be filed against the Building by reason of any act or omission of Tenant or any of its subtenants or any of their respective agents, employees or contractors, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within 10 days after the filing thereof. Should Tenant fail to discharge the lien within 10 days, then Landlord may discharge the lien. The amount paid by Landlord, plus all legal costs

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incurred by Landlord, to discharge the lien (whether directly or by bond), shall be Additional Rent payable by Tenant within 10 days after receipt of Landlord’s written demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.
8.PROPERTY OF TENANT. Tenant shall pay when due all taxes levied or assessed upon Tenant's equipment, fixtures, furniture, and personal property located in the Premises (“Tenant’s Property”). Subject to the alterations requirements of Section 8c, Tenant may remove any or all of Tenant’s Property from the Premises from time to time; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove Tenant’s Property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.
9.SIGNS. Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Door and directory signage shall be provided and installed by the Landlord in accordance with building standards at Landlord’s expense as part of the Landlord’s Work to be performed pursuant to the Work Letter attached hereto as Lease Addendum Number One.
10.ACCESS TO PREMISES.
a.    Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to the Building and the Common Areas, and use of Tenant’s Parking in the Parking Garage, 24 hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the common comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after Business Hours and on weekends and holidays, but in no event shall Tenant’s use of and access to the Premises during non-Business Hours compromise the security of the Building.
b.    Landlord’s Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency. Additionally, Landlord shall have the right, at all reasonable times and upon reasonable prior notice (but only oral notice is required for routine repairs and maintenance), either itself or through its authorized agents, to enter the Premises: (i) to make repairs, alterations or changes that Landlord is permitted or required to make pursuant to the terms of this Lease (and in accordance with the terms and conditions of Section 7b), (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. Within 180 days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times and upon reasonable prior notice to show prospective tenants, subject to Tenant’s reasonable security requirements. Except in cases of emergency, Landlord shall use reasonable efforts to minimize any interruption to Tenant’s business operations during any entry by Landlord into the Premises.
11.TENANT’S COMPLIANCE. Tenant shall comply in all material respects with all applicable laws, ordinances and regulations, whether now existing or hereafter enacted, which shall impose any duty upon Tenant with respect to its Permitted Use or occupancy of the Premises, exclusive of any laws, ordinances or regulations applicable to the Building generally (such as the retrofit or upgrade requirements of any building code or regulation, or access modifications of The Americans with Disabilities Act or any similar legislation), provided that such compliance obligations are not required as a result of Tenant’s alterations to the Premises. The work of compliance with laws ordinance and regulations excluded from Tenant’s compliance obligations of the preceding sentence shall be performed by Landlord as part of its maintenance obligations under Section 7b. Tenant shall comply with the Rules and Regulations attached as Exhibit B. The Rules and Regulations may be reasonably modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are reasonable in scope and uniformly applicable to all tenants in the Building and do not materially and adversely affect any of Tenant’s rights under this Lease. In the event of any conflict between this Lease and the Rules and Regulations (or any modification thereto) the terms of this Lease shall prevail over any contradictory terms of the Rules and Regulations.

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12.INSURANCE REQUIREMENTS.
a.    Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location, of at least $2,000,000.00, which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Landlord and its managing agent shall be named as an Additional Insured on any and all liability insurance policies required under this Lease.
b.    Tenant’s Property Insurance. Tenant, at its own cost and expense, shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property and Tenant’sLeasehold Improvements for full replacement value and with coinsurance waived. For purposes of this provision, “Tenant’s Leasehold Improvements” shall mean Tenant’s fixtures and any improvements to the Premises that were paid for by Tenant (and were not provided to the Premises pursuant to a tenant improvement allowance provided to Tenant by Landlord or at Landlord’s cost). “Tenant’s Property” shall have the meaning given in Section 9 of this Lease.
c.    Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. If Tenant fails to provide Landlord with certificates or other evidence of insurance coverage, Landlord may obtain the required coverage on Tenant’s behalf, in which event the cost of such coverage shall be Additional Rent due and payable by Tenant within 10 days after receipt of Landlord’s written demand.
d.    Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A- and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) endorsed to be primary to all insurance available to Landlord, with Landlord’s being excess, secondary or noncontributory; (iii) contain only standard and/or usual exclusions or restrictions; (iv) have a deductible or self-insured retention of no more than $50,000.00 unless approved in writing by Landlord; and (v) provide that the policies cannot be canceled, non-renewed, or coverage reduced except after at least 30 days' prior notice to Landlord. All deductibles and/or retentions shall be paid by, assumed by, for the account of, and at Tenant’s sole risk. Tenant may provide the insurance required by virtue of the terms of this Lease by means of a policy or policies of blanket insurance so long as: (a) the amount of the total insurance allocated to the Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Lease; and (b) the blanket policy or policies comply in all other respects with the requirements of this Lease.
e.    Landlord’s Insurance. Landlord shall maintain Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location, of at least $2,000,000.00, insuring against liability arising out of and in connection with Landlord’s operation and maintenance of the Common Areas and the Building, and shall maintain the equivalent of ISO Special Form Property Insurance on the Building (but excluding Tenant’s Leasehold Improvements), the Common Areas and the Parking Garage, with coinsurance waived, insuring them for their full replacement cost.
f.    Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation (or to the extent any of them is entitled to receive payment from the insurance carrier under the terms of the applicable policy for which such carrier’s rights of subrogation are hereby waived by Landlord), under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance required to be carried or maintained pursuant to this Lease, Tenant and Landlord each waive the insurance carriers’ rights of subrogation. For purposes of this provision, insurance proceeds paid to either party shall be deemed to include any deductible or self-insurance

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retention amount for which that party is responsible. A party’s failure to obtain or maintain any insurance coverage required to be carried pursuant to the terms of this Lease shall not negate the waivers and releases set forth herein as long as the insurance that the party failed to obtain or maintain would have covered the loss or damage for which the party is waiving its claims. Nothing in this provision shall be deemed a waiver or release by Landlord of its right to claim, demand and collect insurance proceeds directly from Tenant’s insurer pursuant to Landlord’s status as an additional insured under any insurance policy Tenant is required to carry pursuant to the terms of this Lease.
13.INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, and except to the extent caused by Landlord’s negligence or willful misconduct, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all third-party claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, and except to the extent caused by Tenant’s negligence or willful misconduct, Landlord shall indemnify and hold Tenant harmless from and against any and all third-party claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising out of or related to (a) any activity, work, or other thing done, permitted or suffered by Landlord in or about the Common Areas or the Building, (b) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (c) any act or neglect of Landlord, or any officer, agent, employee, contractor, invitee, guest or servant of Landlord.
14.QUIET ENJOYMENT. Provided Tenant is not in default under the Lease beyond any applicable notice or cure period, Tenant shall have quiet enjoyment and possession of the Premises and of all of Tenant’s appurtenant rights in the Building, the Parking Garage and Office Park, without hindrance from Landlord or anyone claiming by or through Landlord or any of its affiliates, provided that Tenant is not in default under this Lease beyond the expiration of the applicable cure period, if any. No reasonable action of Landlord working in other space in the Building, or in repairing or restoring the Premises in accordance with its obligations hereunder, shall be deemed a breach of this covenant.
15.SUBORDINATION AND ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.
a.    Subordination and Attornment. Tenant agrees to execute within 20 days after request to do so from Landlord or its mortgagee (to include a grantee of a security deed) an agreement:
i.    Making this Lease superior or subordinate to the interests of the mortgagee;
ii.    Agreeing to attorn to the mortgagee;
iii.    Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than 30 days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;
iv.    Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such landlord obligations as accrue after Landlord's interest is so acquired;
v.    Agreeing to attorn to any successor landlord; and
vi.    Containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may reasonably request.
b.    Non-Disturbance. Tenant’s obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee’s agreement not to disturb Tenant’s possession and quiet enjoyment of the Premises or any of Tenant’s appurtenant rights and interests in the Building, Common Areas or the Parking Garage under this Lease so long as Tenant is not in default under this Lease beyond the expiration of the applicable cure period, if any.

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c.    Estoppel Certificates. Tenant agrees to execute within 10 business days after request, and as often as reasonably requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant's knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect.
16.ASSIGNMENT – SUBLEASE.
a.    Landlord Consent. Except as provided in subsection (b) below, Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be withheld, conditioned or delayed unreasonably. One consent shall not be the basis for any further consent.
b.    Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation, limited liability company, partnership or other entity that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation, limited liability company or other entity resulting from the merger or consolidation with Tenant or to any entity that acquires all or substantially all of Tenant's assets as a going concern of the business that is being conducted on the Premises; provided, however, that (if such assignor survives the acquisition, merger or consolidation as a going concern) the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant under this Lease, is as creditworthy as the Tenant as of the Commencement Date, and continues the same Permitted Use as provided under Article 4. Additionally, the following transactions shall not be considered an assignment of this Lease requiring Landlord’s consent: (1) any sale or issuance of Tenant’s stock in connection with a public offering, or privately for fair value in a bona-fide equity financing of Tenant’s business operations; (2) any transfer of Tenant’s stock traded on a recognized, domestic, national securities exchange or over-the-counter; and (3) a pledge or transfer of Tenant’s stock as security for any bona-fide debt financing of Tenant’s business operations.
c.    Notice to Landlord. Except to the extent Tenant is prohibited from disclosing an assignment permitted under Section 17b by applicable law or by an agreement with a third-party, Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder. In the event that Tenant is prohibited from providing advance notice to Landlord of an assignment permitted under Section 17b by applicable law or an agreement with a third-party, Tenant shall give Landlord written notice of such assignment within 30 days following the effective date of such assignment.
d.    Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law except as permitted under Section 17b, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non‑permitted assignment or sublease shall not constitute approval thereof by Landlord.
e.    Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.
f.    Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) are sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event that this Lease is terminated pursuant to a Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between sublessee and Landlord or give sublessee any greater estate or right to the Premises than contained in its sublease.
g.    Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then 50% of any such excess, after deducting all costs and expenses incurred by Tenant pursuant to such assignment or sublease, shall be paid over to Landlord by Tenant.
h.    Landlord’s Fees. Tenant shall pay Landlord an administration fee of $500.00 per assignment or sublease transaction for which Landlord’s consent is required.

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17.DAMAGES TO PREMISES.
a.    Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then, unless the Lease is terminated as provided in this Article 18, Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:
i.    The casualty must be insured under Landlord's insurance policies (or would have been insured by Landlord’s insurance policies required under 13e but for Landlord’s failure to comply with such insurance requirements), and Landlord’s obligation is limited to the extent of insurance proceeds and the amount of deductible maintained by Landlord (or the amount of proceeds that Landlord would have received, and any deductible amount, but for Landlord’s failure to comply with the insurance requirements of Section 13e).
ii.    Landlord shall have no obligation to repair and restore Tenant’s Property or Tenant’s Leasehold Improvements.
b.    Tenant’s Restoration Obligations. Unless the Lease is terminated as provided in this Article 18, Tenant shall promptly repair, restore, or replace Tenant's Leasehold Improvements following completion of the Landlord’s repair and restoration obligations. All repair, restoration or replacement of Tenant’s Leasehold Improvements shall be at least to the same condition as existed prior to the Casualty.
c.    Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease following the Casualty if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by those insurance policies that Landlord is required to maintain pursuant to Section 13e; (iii) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes, unless such lender’s decision relates to Landlord’s breach of its loan obligations to such lender; (iv) the Premises is materially damaged in whole or in part during the last two years of the Term such that repairs or restoration would require Tenant to vacate the Premises for a period of longer than 30 days; (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof; or (vi) Landlord reasonably determines that the Premises or the Building cannot be substantially restored within one hundred eighty (180) days after the occurrence of the Casualty (the “Restoration Period”). If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within 30 days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within 30 days after receipt of the notice of termination. If Landlord does not elect to terminate this Lease pursuant to this Section 18c, Landlord shall, within the 30-day period following the occurrence of the Casualty, deliver to Tenant written notice of Landlord’s reasonable estimate of the Restoration Period and the date of commencement of the work of restoration of the Premises and/or Building (the “Restoration Notice”).
d.    Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if: (i) Landlord fails to deliver the Restoration Notice within 30 days following the occurrence of the Casualty; (ii) Landlord’s Restoration Notice indicates that Landlord reasonably estimates that the Restoration Period will exceed 180 days or the date of commencement of the restoration work would result in the Restoration period expiring more than 180 days after the occurrence of the Casualty; or (iii) following Tenant’s receipt of a Restoration Notice, Landlord fails to substantially restore the damaged Building and Premises by the date on which the Restoration Period would expire if the restoration work had commenced on the date specified in the Restoration Notice (provided that the Restoration Period has not been delayed by Tenant Delays or force majeure delays and Tenant gives Landlord notice of such termination within 15 days after the scheduled expiration of the Restoration Period, as extended by any Tenant Delay or force majeure delay). If Landlord is delayed by Tenant Delay, then Landlord must provide Tenant with notice of the delays within 5 days of the commencement of the Tenant Delay stating the reason for such delay.
e.    Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises are only partially damaged, then Tenant shall continue the operation of Tenant's business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant's business operations are restored in the entire Premises,

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whichever shall first occur. However, if the Casualty is caused by the gross negligence or willful misconduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent unless Landlord is able to recover for loss rents under its rental loss, business interruption insurance or any other applicable loss coverage insurance provided Landlord pursues such insurance recovery in good faith. The abatement of the Rent set forth above, and the right to terminate the Lease set forth in Section 18d, are Tenant’s exclusive remedies against Landlord in the event of a Casualty.
18.EMINENT DOMAIN. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can reasonably continue to use the remainder of the Premises for the requirements of Tenant’s business operations in the Premises as of the date prior to possession being taken by the condemnor, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.
19.ENVIRONMENTAL COMPLIANCE.
a.    Tenant's Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances or materials on the Premises, nor release or dispose of any such substances or materials elsewhere in the Building or Office Park. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Premises any such materials or substances except to use in the ordinary course of Tenant's business, and then only after notice is given to Landlord of the identity of such substances or materials. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies.
b.    Liability of the Parties. Landlord represents and warrants that, to Landlord’s knowledge, there are no hazardous materials on or about any portion of the Office Park as of the Commencement Date in violation of any laws. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord’s violation of this representation and warranty, unless the hazardous materials are present on the Property due to the act or omission of Tenant or its agents, employees, officers, licensees or contractors, in which event Tenant shall be obligated to indemnify Landlord as hereafter provided. Tenant shall indemnify and hold Landlord harmless from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Article 20 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Premises and any other contaminated area into the same environmental condition as prior to the Commencement Date and into full compliance with any Environmental Laws violated by Tenant or its agents, employees, officers, licensees or contractors pursuant to such failure; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that Tenant’s remediation and compliance obligations under this Section 20b; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming Tenant’s remediation and compliance obligations under this Section 20b. Notwithstanding the foregoing, Tenant’s obligations under this Article 20 shall not apply to any condition or matter constituting a violation of any law that was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors, servants or invitees. The warranties and covenants contained in this Article 20 shall survive the expiration or termination of this Lease for a period of two years after expiration or termination for any claims arising out of any breach by either party that is not documented by written notice prior to the expiration or termination of the Lease Term, and the liability of either party to the other for a breach that is documented by written notice during the Lease Term shall continue for so long as the non-breaching party and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which the breaching party has agreed to indemnify it under this Article 20.

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c.    Inspections by Landlord. Landlord and its engineers, technicians, and consultants, from time to time as Landlord deems appropriate, may conduct periodic examinations of the Premises to confirm and monitor Tenant's compliance with this Article 20. Such examinations shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however, in all cases, the examinations shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Article 20. Tenant shall reasonably cooperate with Landlord and its representatives in the conduct of such examinations. The cost of such examinations shall be paid by Landlord unless an examination shall disclose a material failure of Tenant to comply with this Article 20, in which case, the reasonable cost of such examination shall be paid for by Tenant within 10 days after receipt of Landlord’s written demand.
20.DEFAULT.
a.    Tenant’s Default. Tenant shall be in default under this Lease if Tenant:
i.    Fails to pay any Base Rent, Additional Rent, or any other sum of money that Tenant is obligated to pay, as provided in this Lease, within 5 days after Landlord gives Tenant notice in accordance with Article 24 that such amount was not received on the due date;
ii.    Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within 30 days after Landlord gives Tenant notice in accordance with Article 24 below specifying the breach, or if such breach cannot, with due diligence, be cured within 30 days, if Tenant does not commence curing within 30 days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;
iii.    Files any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within 60 days after filing; or
iv.    Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within 30 days), or makes an assignment for benefit of creditors.
b.    Landlord’s Remedies. In the event of a Tenant default, Landlord, at its option, may do one or more of the following:
i.    Terminate this Lease and recover all damages caused by Tenant’s breach;
ii.    Repossess the Premises, with or without terminating the Lease, and relet the Premises at such amount as Landlord deems reasonable;
iii.    Recover from Tenant as final and liquidated damages a sum equal to the difference between (a) the Base Rent and Additional Rent for the remainder for the unexpired, existing Term, and (b) that amount which Tenant proves would be collected by reletting the Premises to a tenant reasonably acceptable to Landlord, after deducting Landlord’s Reletting Costs (as defined in Section 21c), with such difference discounted to present value using a rate equal to the discount rate of the Federal Reserve Bank of Atlanta in effect on the date of termination plus 3%.
iv.    Bring action for recovery of all amounts due from Tenant; or
v.    Pursue any other remedy available in law or equity.
c.    Landlord’s Expenses. If the Lease or Tenant’s right of possession to the Premises is terminated due to Tenant’s default, then all reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses reasonably incurred by Landlord in seeking and obtaining a new tenant (collectively “Reletting Costs”), shall be charged to and be a liability of Tenant to the extent attributable to that portion of the new lease occurring within the unexpired, existing Term.
d.    Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not exclude Landlord at any other time from exercising a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord

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shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.
e.    No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.
f.    No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.
g.    Landlord’s Default. Landlord shall be in default under this Lease if Landlord breaches any agreement, covenant or obligation in this Lease and does not remedy the breach within 15 days after Tenant gives Landlord written notice in accordance with Article 24 below specifying the breach, or if the breach cannot, with due diligence, be cured within 15 days, Landlord does not commence curing within 15 days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice; provided that for purposes of Section 7b, the foregoing 15-day period shall run from the date of Tenant’s delivery of notice to Landlord requesting that maintenance or repairs be performed by Landlord in accordance with Section 7b if Tenant also states in such request that Landlord’s failure to promptly perform and complete such repairs or maintenance is reasonably likely to materially and adversely affects Tenant’s quiet enjoyment or Permitted Use of the Premises (without the obligation for Tenant to deliver a separate notice of default to Landlord, with an additional 15-day cure period). In the event Landlord fails to cure its breach within the time periods set forth herein, Tenant shall be entitled to pursue any and all remedies available to it at law or in equity and the reasonable costs of any such action shall be paid to Tenant by Landlord upon written demand; provided, however, that except as expressly provided elsewhere in this Lease, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set off or abate Rent except to the extent that Tenant obtains a monetary judgment against Landlord for breach of this Lease, in which event, in addition to any other recovery rights that Tenant may have under applicable law, Tenant may offset a portion of such judgment, on a monthly basis, up to 20% of each monthly installment of Base Rent due under this Lease until Tenant has fully recovered the amount of such judgment.
21.MULTIPLE DEFAULTS. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two or more occasions during any 12-month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord, Tenant, within (10) days after demand by Landlord, shall post a Security Deposit in, or increase the existing Security Deposit by, a sum equal to three months’ installments of Base Rent at the rate in effect at the time of Landlord’s demand. The Security Deposit shall be governed by the terms of this Lease.
22.BANKRUPTCY.
a.    Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.
b.    Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term “adequate assurance” shall include at least the following:
i.    In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to

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Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.
ii.    Any proposed assignee must have been engaged in the conduct of business for the five (years prior to any such proposed assignment, which business does not violate the Use provisions under Article 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Article 4. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.
c.    Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be bound by the provisions of this Lease.
23.NOTICES.
a.    Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1k, or to such other address as a party may specify by duly given notice to the other party. The parties shall notify the other of any change in address, which notification must be at least 15 days in advance of it being effective.

b.    Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes only if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party's address as set forth above. Each such notice, demand or request shall be deemed to have been received upon the actual receipt or refusal by the addressee if sent in accordance with subsection (ii) or subsection (iii) above. Notices may be given on behalf of any party by such party's legal counsel.
24.HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy‑at‑sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy‑at‑sufferance, Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for during the calendar month in which the expiration or earlier termination date occurs (provided that holdover rent shall not be used to calculate Landlord’s damages in the event that this Lease is terminated pursuant to a Tenant default), and (ii) any and all forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to substantially compensate Landlord for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant.
25.RIGHT TO RELOCATE.
a.    Substitute Premises. Prior to the Commencement Date or at any time during the Term or any extension of this Lease, Landlord, at its option, may substitute for the Premises other space (hereafter called “Substitute Premises”) owned by Landlord or one of its affiliates in the same geographical vicinity. Insofar as reasonably possible, the Substitute Premises shall be of comparable quality and shall have a comparable square foot area and a configuration substantially similar to the Premises. Landlord shall give Tenant at least sixty (60) days notice of its intention to relocate Tenant to the Substitute Premises. This notice will be accompanied by a floor plan of the Substitute Premises. After such notice, Tenant shall have ten (10) days within which to agree with Landlord on the proposed Substitute Premises and unless such agreement is reached within such period of time, Landlord may terminate this Lease at the end of the 60-day period of time following the notice; provided, however, should Landlord fail to terminate the Lease within ten (10) days following the expiration of the 60-day period, then: (i) Landlord shall be deemed to have forfeited its right to terminate the Lease pursuant to this paragraph; (ii) Tenant shall have no obligation to relocate to the Substitute Premises; and (iii) the Lease will continue in full force and effect with respect to the Premises.

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b.    Upfit of Substitute Premises. Landlord agrees to construct or alter, at its expense, the Substitute Premises as expeditiously as possible so that the Substitute Premises are in substantially the same condition that the Premises were in immediately prior to the relocation. Landlord shall have the right to reuse the fixtures, improvements and alterations used in the Premises. Tenant agrees to occupy the Substitute Premises as soon as Landlord’s work is substantially completed.
c.    Relocation Costs. If relocation occurs after the Commencement Date, then Landlord shall pay Tenant’s reasonable third-party costs of moving Tenant’s furnishings, telephone and computer wiring, and other property to the Substitute Premises, and reasonable printing costs associated with the change of address.
d.    Lease Terms. Except as provided herein, Tenant agrees that all of the obligations of this Lease, including the payment of Rent (to be determined on a per rentable square foot basis and applied to the Substitute Premises), will continue despite Tenant’s relocation to the Substitute Premises. Upon substantial completion of the Substitute Premises, this Lease will apply to the Substitute Premises as if the Substitute Premises had been the space originally described in this Lease.
26.BROKER'S COMMISSIONS. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1n. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord’s separate agreement with the Broker. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future) claiming to have dealt with the indemnifying party in connection with this Lease. The provisions of this Section shall survive the termination of this Lease.
27.ANTI-TERRORISM LAWS. During the term, neither Tenant nor its respective constituents or affiliates shall (i) be an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) violate the Trading with the Enemy Act, as amended, (iii) violate any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iv) violate the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”). Tenant shall, promptly following a request from Landlord, provide documentation and other information that the Landlord’s mortgage or prospective mortgagee of its interest in the Building may reasonably request in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.
28.GENERAL PROVISIONS/DEFINITIONS.
a.    No Agency. Tenant is not and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title to the Building is paramount, and that Tenant can do nothing to affect or impair Landlord's title (subject, however, to Tenant’s leasehold title to the Premises and appurtenant rights to the Building and Common Areas).
b.    Force Majeure. The term “force majeure” means: fire, flood, extreme weather, labor disputes and strikes not attributable to the negligence or willful acts of the party (or the agents, employees or contractors of such party) claiming such event as an excuse or permitted delay party, lock-out (excluding a lock out by such party), riot, government interference (including unusual regulation, appropriation or rationing), unusual and unforeseeable delay in governmental permitting, unusual and unforeseeable delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the reasonable control of the party claiming force majeure as an excuse for non-performance or a reason for a permitted delay of performance.
c.    Building Standard Improvements. The term “Building Standard Improvements” shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes. All of the Tenant Improvements included in the Tenant Improvements pursuant to the Work Letter shall be deemed to constitute Building Standard Improvements for the purposes of this Lease.

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d.    Limitation on Damages. Notwithstanding any other provisions in this Lease, neither Landlord nor Tenant shall be liable to the other for any special, consequential, incidental or punitive damages.
e.    Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.
f.    Interest. Should Tenant or Landlord fail to pay any amount due to the other party to this Lease within 30 days of the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall thereafter accrue interest at the rate of 12% per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until the amount is paid in full.
g.    Legal Costs. Should either party prevail in any legal proceedings against the other for breach of any provision in this Lease, then the other party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys' fees (at all tribunal levels).
h.    Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder. Subject to the terms and conditions of Section 29j, upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.
i.    Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.
j.    Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon Tenant’s receipt of the written acknowledgment from the transferee that the entire amount of the Security Deposit or prepaid Rent held by Landlord prior to such transfer has been received from Landlord, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.
k.    Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.
l.    Tenant’s Financial Statements. Unless Tenant is a corporation whose corporate financial statements and material agreements are available for public access and review on a US government-sponsored website (such as the Securities & Exchange Commission’s EDGAR website), Tenant shall make available to Landlord, following its written request (but not more frequently than twice in any Lease Year as long as Tenant is not in default of any of the monetary provisions of this Lease), copies of Tenant’s most recent annual and quarterly financial statements, prepared in accordance with generally accepted accounting principles, consistently applied; and to the extent that such information is normally included in Tenant’s financial statements, such statements will include a copy of Tenant’s current balance sheet and a statement of profit and loss, and an annual statement of changes in financial position and appropriate explanatory notes. Subject to Tenant’s reasonable non-disclosure requirements, Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building. Landlord shall maintain all materials received from Tenant pursuant to this Section 29l in strict confidentiality, and shall return such information to Tenant within 30 days following receipt from Tenant.
m.    Recordation. This Lease may not be recorded without Landlord's prior written consent, but Tenant and Landlord agree, upon the request of the other party, to execute a memorandum hereof for recording purposes.
n.    Partial Invalidity. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.
o.    Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

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p.    Entire Agreement; Construction. This Lease constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written relating to the subject matter hereof. The fact that one of the parties to this Lease may be deemed to have drafted or structured any provision of this Lease shall not be considered in construing or interpreting any particular provision of this Lease, either in favor of or against such party, and Landlord and Tenant hereby waive any applicable rules of construction or interpretation to the contrary.
q.    Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.
r.    Effective Date. This Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "Effective Date".
29.SPECIAL CONDITIONS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control: None.

30.ADDENDA AND EXHIBITS. If any addenda and/or exhibits are noted below, such addenda and exhibits are incorporated herein and made a part of this Lease.
a.    Lease Addendum Number One – “Work Letter”
b.    Lease Addendum Number Two – “Additional Rent – Operating Expenses and Taxes”
c.    Lease Addendum Number Three – “Option to Extend Lease Term”
d.    Exhibit A – Premises
e.    Exhibit A-1 – Turnkey Specifications
f.    Exhibit B – Rules and Regulations
g.    Exhibit C – Commencement Agreement
h.    Exhibit D – Acceptance of Premises
i.    Exhibit E – Janitorial Specifications
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STATE OF
COUNTY OF

I, the undersigned Notary Public, certify that the following person personally appeared before me this day and acknowledged that he voluntarily signed the foregoing instrument document for the purpose stated therein and in the capacity indicated: as its (state title):                     .

Date:

, Notary Public
My Commission Expires:

LEASE ADDENDUM NUMBER ONE

WORK LETTER. Landlord shall, at Landlord’s expense, complete those certain improvements to the Premises as shown on Exhibits A and A-1 attached hereto (the “Tenant Improvements”). In addition to the specifications shown on Exhibits A and A-1, Landlord further agrees to clean all window blinds in the Premises and shall replace any damage or discolored ceiling tiles in the Premises, as determined upon mutual inspection of such ceiling tiles by Landlord and Tenant and agreement as to the replacement of such ceiling tiles. If Tenant makes any revision to the space plan approved by both Landlord and Tenant as reflected in the Premises floor plan and specifications shown on Exhibit a and A-1 (the “Preliminary Plans”), then Tenant shall pay all additional costs and expenses incurred as a result of such revisions, including Landlord’s construction supervision fee of five percent (5%) to manage and oversee any additional work to be done on Tenant's behalf pursuant to such revision (“Tenant Change Work”). Tenant agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses incurred in connection with such Tenant Change Work. Such costs and expenses shall include all amounts charged by the contractor performing the work (the “Contractor”) for performing (and providing the alternative and/or additional materials associated with) such Tenant Change Work (including the Contractor's general conditions, overhead and profit). Tenant will be billed for such costs and expenses and such costs and expenses shall be due and payable upon substantial completion. If unpaid within ten (10) days after receipt of invoice, then the outstanding balance shall accrue interest at the rate of one percent (1%) per month until paid in full.
Landlord shall arrange for the completion of final working drawings for the Tenant Improvements which are materially consistent with the Preliminary Plans, and their submission to the applicable permitting authority for approval and issuance of the required permits, provided that Tenant shall have the right to approve any material change to the design and/or specifications of the Preliminary Plans as part of the final working drawings submitted to the permitting authority or pursuant to the permitting requirements of such permitting authority following their submission, which approval shall not be unreasonably withheld. A copy of the final working drawings, as approved by the applicable permitting authority for issuance of the permits required for construction of the Tenant Improvements (the “Final Plans”), shall be provided to Tenant following Landlord’s receipt of such permits. The Premises shall be deemed to be substantially complete when the work to be performed by Landlord pursuant to the Final Plans has been completed, as certified by Landlord’s architect, except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing material interference with Tenant's use of the Premises (i.e., "punch list items"), and a temporary or permanent certificate of occupancy has been issued for the Premises by the applicable governmental authorities. The designation of punch list items shall be made in writing, acknowledged by representatives of Landlord and Tenant, upon completion of a walk through of the Premises by Landlord and Tenant occurring at a mutually agreeable time during the Installation Period (as defined in the Lease). Notwithstanding the foregoing, if Landlord shall be delayed in substantially completing the Premises as a result of: (i) delays caused by Tenant or Tenant’s changes to the space plan; or (ii) inability to obtain non-Building standard materials, finishes or installations requested by Tenant provided Landlord informed Tenant that such materials were not Building standard at the time of Landlord’s approval of the Preliminary Plans specifying such materials or at the time of a Tenant–requested change to Building standard materials specified in the Landlord-approved Plans; or (iii) the performance of any work by any person, firm or corporation employed or retained by Tenant; or any other act or omission by Tenant or its agents, representatives, and/or employees ((i) through (iii), each a “Tenant Delay,” or collectively, the “Tenant Delays”), then in any such event, for purposes of determining the Commencement Date, the Premises shall be deemed to have been substantially completed on the date that Landlord’s architect determines that the Premises would have been substantially completed if such Tenant Delay or Tenant Delays had not occurred. Notwithstanding the foregoing, Landlord shall provide Tenant with notice of any Tenant Delay and Tenant shall have two (2) business days within which to cure such Tenant Delay prior to incurring any penalty therefor as provided herein. Landlord covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with the final approved Plans. Landlord agrees to exercise due diligence in completing the construction of the Premises.
Landlord agrees to provide Tenant with a copy of the “as built” Final Plans for the Premises upon substantial complation of the Premises, and to repair and correct any work, equipment or materials installed by Landlord or its Contractor in the Premises that prove defective as a result of faulty design, installation, materials, equipment, or workmanship and that first appear within ninety (90) days after the date of occupancy of the Premises. Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any defective work or materials installed by Tenant, or by any contractor on Tenant’s behalf other than Landlord's Contractor, or any work or materials that prove defective as a result of any negligent act or omission, or any willful misconduct, of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

During construction of the Tenant Improvements in the Premises with the approval of the Landlord, Tenant shall be permitted reasonable access to the Premises, as long as such access does not interfere with or delay construction work on the Premises for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant eventually to assume possession of and operate in the Premises.

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1

LEASE ADDENDUM NUMBER TWO
ADDITIONAL RENT – OPERATING EXPENSES AND TAXES
1.Operating Expenses. The term “Operating Expenses” shall mean all costs directly payable to third-parties (other than the Landlord’s management fee) and incurred by Landlord in the provision of services to tenants and in the operation, management, repair, replacement and maintenance of the Property (as defined below), as determined by generally accepted accounting principles, including, but not limited to, insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, salaries and other reasonable compensation of maintenance and management personnel (up to and including the level of Property Manager), management fees (not to exceed 5% of the gross rents of the Building), and Common Area expenses.
2.Exclusions to Operating Expenses. Notwithstanding the foregoing, Operating Expenses shall not include the following: depreciation on the Building or equipment therein; interest, principal, points or fees on debt secured by Landlord’s interest in the Office Park or Building, or attorneys' fees or other transaction costs on any ground lease, mortgage or other debt instrument encumbering the Building or the Office Park; transaction costs or fees incurred in the sale or refinancing of the Building or Office Park; ground lease rent; costs of any repairs or services (including, but not limited to, costs incurred by Landlord for the repair any Casualty to the Building) to the extent Landlord receives reimbursement from insurance proceeds or from a third party; advertising, marketing and promotional costs; interest; executive salaries; the cost of improvements to any space in the Building leased to other tenants, and real estate brokers’ commissions; the cost of any after-hour utilities or other services provided to a tenant of the Project, which are available to Tenant at an additional charge or for which Landlord is entitled to receive direct payment from the requesting tenant; Taxes (as defined below), and any interest or penalties on unpaid Taxes; attorneys fees and costs incurred by Landlord relating to disputes with ground lessors, lenders, brokers, tenants or prospective tenants; overhead and profit paid to subsidiaries or affiliates of Landlord for services, supplies or materials provided on or to the Property, to the extent these costs exceed the amount customarily charged by an independent entity for the same or substantially similar services, supplies and materials; the cost of any services for which Landlord is reimbursed directly by any tenant; operating reserves or contingency amounts in excess of the percentage of Operating Expenses allocated thereto in the Base Year; and any expenses that do not relate to the operation of the Property. Additionally, Operating Expenses shall not include the costs of costs of capital improvements, capital replacements, capital repairs, capital restorations and capital additions to the Property; provided, however, Landlord may include in Operating Expenses the costs of the following capital improvements, amortized on a straight-line basis over their useful lives:
a.Any capital improvements made in order to comply with any new laws, rules or regulations or any changes in existing laws, rules or regulations adopted by any governmental authority after the Commencement Date; and
b.Any capital improvements that are designed primarily to promote and protect the health, safety and well being of the Building’s occupants; and
c.Any capital improvements that are designed primarily to reduce Operating Expenses, provided that the amortized amount of these capital items in any year will be equal to the estimated resulting reduction in Operating Expenses for the same year.
3.Taxes. The term “Taxes” shall mean any fees, charges or assessments related to the Property that are imposed by any governmental or quasi-governmental authority having jurisdiction over the Property, including, without limitation, ad valorem real property taxes; franchise taxes; personal property taxes; assessments, special or otherwise, imposed on the Property; payments in lieu of real estate taxes; sewer rents; transit taxes; and taxes based on rents. Taxes shall also include the reasonable costs incurred by Landlord in connection with any appeal for a reduction of taxes, including, without limitation, the costs of legal consultants, appraisers and accountants, provided that the amount of such cost in any year does not exceed the resulting reduction in Taxes. Taxes shall not include any inheritance, estate, succession, transfer, gift, corporate, income or profit tax imposed upon Landlord.
4.Property. The term “Property” shall mean the Building and the improvements, equipment and systems situated therein; the Building’s proportionate, non-exclusive interest in the Parking Garage and other Common Area improvements of the Office Park; and the real property upon which the Building and Common Areas are situated.
5.Tenant’s Proportionate Share. The term “Tenant’s Proportionate Share” shall mean 2.9724% calculated by dividing the approximately 5,514 rentable square feet of the Premises by the approximately 185,505 net rentable square

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feet of the Building. To the extent any Operating Expenses and/or Taxes are related to the Building and one or more other buildings owned by Landlord or its affiliate, those Operating Expenses and/or Taxes shall be reasonably allocated by Landlord on an equitable prorata basis among all of the buildings to which those expenses are related; and Tenant’s Proportionate Share of those expenses shall be calculated based only on the amount of those expenses allocated to the Building.
6.Base Year for Operating Expenses. With respect to calculating Tenant’s Proportionate Share of Operating Expenses, the term “Base Year” shall mean the twelve-month period beginning on January 1, 2015 and ending on December 31, 2015.
7.Base Year for Taxes. With respect to calculating Tenant’s Proportionate Share of Taxes, the term “Base Year” shall mean the real property tax year, beginning January 1, 2015 and ending on December 31, 2015.
8.Payment of Additional Rent. For the calendar year commencing on January 1, 2016 and for each calendar year thereafter, Tenant shall pay to Landlord, as Additional Rent, the following amounts:
a.    Tenant's Proportionate Share of any increase in Operating Expenses above the amount incurred during the Base Year for Operating Expenses. If any service, for which the expense may be included in Operating Expenses, is not provided to all tenants of the Building, Landlord shall adjust the related expense as if the service was provided to all tenants. Additionally, for any period in which the occupancy of the rentable area of the Building is less than 95%, those portions of Operating Expenses that vary based on occupancy will be adjusted for the period as if the Building was at 95% occupancy; and
b.    Tenant's Proportionate Share of any increase in Taxes above the amount incurred during the Base Year for Taxes.
If Landlord, in any calendar year following the Base Year, begins providing any new services, then for such period of time in which such new services apply, Operating Expenses for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such new service during the same period of time during the Base Year as such new service was provided during such subsequent calendar year. Notwithstanding the foregoing, no adjustment to the Operating Expenses for the Base Year shall occur to the extent such new service is required by applicable law. If Landlord, in any calendar year after the Base Year, discontinues any service then for such period of time in which such services are discontinued, Operating Expenses for the Base Year shall be decreased by the amount that Landlord reasonably determines it incurred for such service during a similar portion of the Base Year.
9.Landlord’s Estimate. For the calendar year commencing on January 1, 2016 and for each calendar year thereafter during the Term, Landlord shall deliver to Tenant a written statement of the reasonable estimated increase in both Operating Expenses and Taxes for that calendar year above the Operating Expenses and Taxes incurred during the applicable Base Year. Based on Landlord’s estimate, Tenant shall pay to Landlord Tenant's Proportionate Share of the estimated increases in both Operating Expenses and Taxes in twelve equal monthly installments, which shall be due and payable at the same time and in the same manner as Base Rent.
10.Annual Reconciliation. Within 180 days after the end of each calendar year or as soon as possible thereafter, Landlord shall send Tenant an annual statement of the actual Operating Expenses and Taxes for the preceding calendar year (the “Annual Statement”). Landlord’s failure to render an Annual Statement for any calendar year shall not prejudice Landlord’s right to issue an Annual Statement with respect to any subsequent calendar year, nor shall Landlord’s rendering of an incorrect Annual Statement prejudice Landlord’s right subsequently to issue a corrected Annual Statement. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed within thirty days after Tenant’s receipt of the Annual Statement, or Landlord shall adjust Tenant's Rent payments if Landlord owes Tenant a credit. After the Expiration Date or earlier termination date of the Lease, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed within thirty days after Tenant’s receipt of the Annual Statement, or, if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund along with its delivery of the Annual Statement. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365‑day calendar year (or 366 if a leap year). If there is a decrease in Operating Expenses in any subsequent year below Operating Expenses for the Base Year, then no Additional Rent shall be due on account of Operating Expenses; provided, however, Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of Tenant’s Proportionate Share of Taxes or other Additional Rent or Base Rent

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owed by Tenant. Likewise, if there is a decrease in Taxes in any subsequent year below Taxes for the Base Year, then no Additional Rent shall be due on account of Taxes; provided, however, Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of Tenant’s Proportionate Share of Operating Expenses or other Additional Rent or Base Rent owed by Tenant.
11.Tenant’s Review of Operating Expenses and Taxes. No more than once per calendar year, Tenant, or a qualified professional selected by Tenant (the “Reviewer”), may review Landlord’s books and records relating to Operating Expenses and Taxes (the “Review”), subject to the following terms and conditions:
a.    Tenant must deliver notice of the Review to Landlord within sixty days of Tenant's receipt of the Annual Statement. Thereafter, Tenant must commence and complete its Review within a reasonable time, not to exceed 180 days following Tenant’s receipt of the Annual Statement. In order to conduct a Review, Tenant must not be in default under the Lease beyond any applicable cure period at the time it delivers notice of the Review to Landlord or at the time the Review commences. No subtenant shall have any right to conduct a Review, and no assigns shall conduct a Review for any period during which such assignee was not in possession of the Premises. If Tenant elects to have a Reviewer conduct the Review, the Reviewer must be an independent nationally or regionally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis.
b.    Tenant’s Review shall only extend to Landlord’s books and records specifically related to Operating Expenses and Taxes for the Property during the calendar year for which the Annual Statement was provided unless such review discloses a material error, in which case Tenant shall have the right to check up to two (2) additional calendar years preceding the calendar year for the Annual Statement in order to determine of such error existed in either of those preceding calendar years. Books and records necessary to accomplish any Review shall be retained for twelve months after the end of each calendar year, and, upon Landlord’s receipt of Tenant’s notice, shall be made available to Tenant to conduct the Review. The Review shall be conducted during regular business hours at either the Landlord’s division office for the area in which the Premises are located or Landlord’s home office in Raleigh, North Carolina, as selected by Landlord.
c.    As a condition to the Review, Tenant and Tenant’s Reviewer shall execute a written agreement providing that all information obtained through the Review, as well as any compromise, settlement or adjustment reached as a result of the Review, shall be held in strict confidence and shall not be revealed in any manner to any person except: (i) upon the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion; (ii) if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by the Review; or (iii) if required by law. The written agreement may also set forth Landlord’s reasonable procedures and guidelines for Tenant and Tenant’s Reviewer to follow when conducting the Review.
d.    If, after Tenant’s Review, Tenant disputes the amount of Operating Expenses or Taxes set forth in the Annual Statement, Tenant or Tenant’s Reviewer shall submit a written report to Landlord within thirty days after the completion of the Review setting forth any claims to be asserted against Landlord as a result of the Review and specific and detailed explanations as to the reason for the claim(s) (the “Report”). Landlord and Tenant then shall use good faith efforts to resolve Tenant’s claims set forth in the Report. If the parties do not reach agreement on the claims within thirty (30) days after Landlord’s receipt of the Report, then the dispute shall be submitted to arbitration as hereinafter provided. Within twenty days after expiration of the thirty-day period referenced in the foregoing sentence, each party shall appoint as an arbitrator a reputable independent nationally or regionally recognized accounting firm with at least ten years’ experience in accounting related to commercial lease transactions and shall give notice of such appointment to the other party; provided, however, if Tenant used a Reviewer to perform the Review, the Reviewer shall be deemed to have been appointed by Tenant as its arbitrator for purposes of this provision. Within ten days after appointment of the second arbitrator, the two arbitrators shall appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then either arbitrator on behalf of both, may request such appointment from the office of the American Arbitration Association ("AAA") nearest to Landlord. The arbitration shall be conducted in accordance with the rules of the AAA. If the AAA shall cease to provide arbitration for commercial disputes in location, the third arbitrator shall be appointed by any successor organization providing substantially the same services. Within ten days after the third arbitrator has been selected, each of the other two arbitrators, on behalf of the party it represents, shall submit a written statement, along with any supporting document, data, reports or other information, setting forth its determination of the amount of Operating Expenses or Taxes that are in dispute. The third

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arbitrator will resolve the dispute by selecting the statement of one of the parties as submitted to the third arbitrator. Within ten days after the third arbitrator’s receipt of the statements from the other arbitrators, the third arbitrator shall notify both parties in writing of the arbitrator’s decision. The decision of the third arbitrator shall be final and binding upon the parties and their respective heirs, executors, successors and assigns. If either of the parties fails to furnish its statement to the third arbitrator within the time frame specified herein, the third arbitrator shall automatically adopt the other party’s statement as final and binding. The cost of arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by the party) shall be shared equally by the parties.
e.    If the Review or subsequent arbitration determines that Operating Expenses and Taxes in the applicable calendar year were overstated, in the aggregate, by five percent (5%) or more, then Landlord shall reimburse Tenant for Tenant’s reasonable Review costs; otherwise, Tenant shall pay its own costs in connection with the Review.

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LEASE ADDENDUM NUMBER THREE
OPTION TO EXTEND LEASE TERM
1.Option to Extend. Tenant shall have the right and option to extend the Lease (the "Extension Option") for one (1) additional period of three (3) years (the “Extended Lease Term”); provided, however, such Extension Option is contingent upon the following (i) Tenant is not in default at the time Tenant gives Landlord notice of Tenant’s intention to exercise the Extension Option (subject to the applicable notice and cure rights, if any, relating to such default as provided in Section 21(a) of the Lease); (ii) upon the Expiration Date or the expiration of any Extended Lease Term, Tenant has no outstanding default (subject to the applicable notice and cure rights, if any, relating to such default as provided in Section 21(a) of the Lease); (iii) Tenant is not disqualified by multiple defaults as provided in the Lease; (iv) Tenant (or its permitted assignee, pursuant to Section 17(b) of the Lease) is occupying the Premises; and (v) Branch Banking & Trust Company (“BB&T”) has not indicated its desire to expand its premises such that the Premises is required for such expansion. Landlord hereby agrees that Landlord shall provide notice to BB&T of the availability of the Premises for expansion (the “BB&T Expansion Notice”) within ten (10) days of Landlord’s receipt of Tenant’s Extension Notice (as hereinafter defined). If BB&T has not responded to Landlord within ten (10) days of the date of the BB&T Expansion Notice that it may need the Premises for expansion, Tenant’s exercise of the Extension Option shall remain in full force and effect as provided herein. If BB&T believes it may need the Premises for expansion, Landlord shall notify Tenant within fifteen (15) days of the BB&T Expansion Notice and, thereafter, Tenant’s exercise of the Extension Option shall be null and void and Tenant shall have no right to extend the Term of the Lease pursuant to this Lease Addendum Number Three. If Tenant is able to and does exercise the Extension Option, following the expiration of the first Extended Lease Term, Tenant shall have no further right to renew the Lease pursuant to this Lease Addendum Number Three.
2.Exercise of Option. Tenant shall exercise each Extension Option by giving Landlord notice at least one hundred twenty (120) days prior to the Expiration Date (“Tenant’s Extension Notice”). If Tenant fails to give such notice to Landlord prior to said one hundred twenty (120) day period, then Tenant shall forfeit the Extension Option. If Tenant exercises the Extension Option, then during any such Extended Lease Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of the Lease, except that Minimum Base Rent payable during the Extended Lease Term shall be at the Fair Market Rental Rate as hereinafter provided. Time is of the essence in exercising the Extension Option.
3.Term. If Tenant exercises the Extension Option, then during any such Extended Lease Term, all references to the term “Term”, as used in the Lease, shall mean the “Extended Lease Term”.
4.Termination of Extension Option on Transfer by Tenant. In the event Landlord consents to an assignment or sublease by Tenant (but only to the extent that Landlord’s consent is required pursuant to Article 17 of the Lease), then the Extension Option shall automatically terminate unless otherwise agreed in writing by Landlord.
5.Base Rent for Extended Lease Term. The Minimum Base Rent for the Extended Lease Term shall be the Fair Market Rental Rate, determined as follows:
Definition. The term "Fair Market Rental Rate" shall mean the market rental rate for the time period such determination is being made for office space in class “A” office buildings in the Raleigh, North Carolina area ("AREA") of comparable condition for space of equivalent quality, size, utility, and location. Such determination shall take into account all relevant factors, including, without limitation, the following matters: the credit standing of Tenant; the length of the term; expense stops; the fact that Landlord will experience no vacancy period and that Tenant will not suffer the costs and business interruption associated with moving its offices and negotiating a new lease; construction allowances and other tenant concessions that would be available to tenants comparable to Tenant in the AREA (such as moving expense allowance, free rent periods, and lease assumptions and take‑over provisions, if any, but specifically excluding the value of improvements installed in the Premises at Tenant's cost), and whether adjustments are then being made in determining the rental rates for extended lease terms in the AREA because of concessions being offered by Landlord to Tenant (or the lack thereof for the Extended Lease Term in question). For purposes of such calculation, it will be assumed that Landlord is paying a representative of Tenant a brokerage commission in connection with the Extended Lease Term in question, based on the then current market rates.

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Determination. Landlord shall deliver to Tenant notice of the Fair Market Rental Rate (the "FMR Notice") for the Premises for the Extended Lease Term in question within thirty (30) days after Tenant exercises the option giving rise for the need to determine the Fair Market Rental Rate. If Tenant disagrees with Landlord's assessment of the Fair Market Rental Rate specified in a FMR Notice, then it shall so notify Landlord in writing within ten (10) business days after delivery of such FMR Notice; otherwise, the rate set forth in such notice shall be the Fair Market Rental Rate. If Tenant timely delivers to Landlord notice that Tenant disagrees with Landlord's assessment of the Fair Market Rental Rate, then Landlord and Tenant shall meet to attempt to determine the Fair Market Rental Rate. If Tenant and Landlord are unable to agree on such Fair Market Rental Rate within ten (10) business days after Tenant notifies Landlord of Tenant’s disagreement with Landlord's assessment thereof, then Landlord and Tenant shall each appoint an independent real estate Broker with at least five (5) years' commercial real estate appraisal experience in the AREA market. The two Brokers shall then, within ten (10) days after their designation, select an independent third Broker with like qualifications. If the two Brokers are unable to agree on the third Broker within such ten (10) day period, either Landlord or Tenant, by giving five (5) days prior notice thereof to the other, may apply to the then presiding Clerk of Superior Court of Wake County for selection of a third Broker who meets the qualifications stated above. Within twenty (20) business days after the selection of the third Broker, a majority of the Brokers shall determine the Fair Market Rental Rate. If a majority of the Brokers is unable to agree upon the Fair Market Rental Rate by such time, then the two (2) closest appraisals shall be averaged and the average will be the Fair Market Rental Rate. Tenant and Landlord shall each bear the entire cost of the Broker selected by it and shall share equally the cost of the third Broker.
Administration. If Tenant has exercised the Extension Option and the Fair Market Rental Rate for the Extended Lease Term has not been determined in accordance with this Lease Addendum Number Three by the time that Rent for the Extended Lease Term is to commence in accordance with the terms hereof, then Tenant shall pay Rent for the Extended Lease Term based on the Fair Market Rental Rate proposed by Landlord pursuant to this Lease Addendum Number Three until such time as the Fair Market Rental Rate has been so determined, at which time appropriate cash adjustments shall be made between Landlord and Tenant such that Tenant is charged Rent based on the Fair Market Rental Rate (as finally determined pursuant to this Lease Addendum Number Three) for the Extended Lease Term during the interval in question. Promptly following the determination of the Fair Market Rental Rate for the Extended Lease Term, Landlord and Tenant shall execute an amendment to the Lease providing for the extension of Tenant’s leasehold interest in the Premises for the Extended Lease Term, with Minimum Base Rent payable at the Fair Market Rental Rate specified in the amount determined in accordance with this Lease Addendum Number Three, and otherwise on all of those terms and condtions of the Lease in effect immediately prior to the commencement of the Extended Lease Term (and with no further right to extend Tenant’s leasehold interest in the Premises beyond the expiration of the Extended Lease Term).

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EXHIBIT A

PREMISES

EXHIBIT A
PREMISES

Suite 901
5,351 rsf
Suite 920
4577 rsf
SUITE 900
4474 rsf
SUITE 900 B
962 rsf
JITE 940
037 rsf

Highwoods PROPERTIES

Highwoods Tower I
3200 Beechleaf Court
Raleigh, NC 27604
Tel: 919.872.4924

Ninth Floor

Disclaimer: The above floor plans are not to scale.
The available space shown is believed to be correct but is subject to change.

EXHIBIT A-1

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TURNKEY SPECIFICATIONS

See Construction Drawings with a Permit date of September 5, 2014

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EXHIBIT B
RULES AND REGULATIONS
1.Access to Building. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.
2.Protecting Premises. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and equipment in the Premises.
3.Building Directories. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.
4.Large Articles. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant's sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.
5.Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, including windows and doors, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord, without notice to Tenant, reserves the right to remove, at Tenant's expense, all matters other than that provided for above.
6.Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.
7.Hazardous Materials. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.
8.Defacing Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

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9.Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business so long as such persons are not engaged in illegal activities.
10.Additional Locks. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant's possession, Tenant shall immediately surrender all keys to the Premises.
11.Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and Tenant shall not in any event connect a greater load than that which is safe.
12.Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.
13.Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.
14.Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.
15.Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

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16.Solicitation. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's Permitted Use as specified in Section 3 of the Lease.
17.Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls.
18.Building Security. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. Problems in Building and suite security should be directed to Landlord at (919) 875-6600.
19.Parking. Parking is in designated parking areas only. There shall be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons only and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.
20.Janitorial Service. The janitorial staff will remove all trash from trashcans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Landlord. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord at (919) 875-6600.
21.Construction. Tenant shall make no structural or interior alterations of the Premises. All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease. Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

EXHIBIT C
COMMENCEMENT AGREEMENT AND LEASE AMENDMENT NUMBER ONE
This COMMENCEMENT AGREEMENT (the “Agreement”), made and entered into as of this _______ day of ________________, 2014, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Landlord”) and NEPHROGENEX, INC., a Delaware corporation (“Tenant”);
W I T N E S S E T H :
WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated _____________ (the “Lease”), for space designated as Suits 900 and 940, comprising approximately 5,514 rentable square feet, in the Highwoods Tower One Building, located at 3200 Beechleaf Court, City of Raleigh, County of Wake, State of North Carolina; and
WHEREAS, the parties desire to amend the Rent Schedule and further alter and modify said Lease in the manner set forth below,
NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars, effective as of _____________________:
1.Lease Term. The definition for “Term”, provided in Section One of the Lease, entitled “Basic Definitions and Provisions” shall be amended to provide that the Commencement Date is: _____ and the Expiration Date is: _________.
2.Base Rent. The definition for “Rent”, provided in Section One of the Lease, entitled “Basic Definitions and Provisions”, shall be amended as follows:
a.Base Rent: Subsection 1(e) entitled “Base Rent”, is amended to provide that the Base Rent for the Term shall be $        , instead of $            .
b.Rent Schedule: The rent schedule provided in Subsection 1(e) shall be replaced with the following rent schedule:
3.Miscellaneous. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same definitions ascribed to them in the Lease.
4.Lease Effectiveness. Except as modified and amended by this First Amendment, the Lease shall remain in full force and effect.

[BALANCE OF PAGE LEFT INTIONALLY BLANK;
SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.
Tenant:
NEPHROGENEX, INC.
a Delaware corporation
By:
Name:
Title:
Date:

Landlord:
HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership
By: Highwoods Properties, Inc., its general partner
a Maryland corporation
By:
Thomas S. Hill, III, Vice President and Division Manager

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EXHIBIT D
ACCEPTANCE OF PREMISES

Tenant:
Landlord
Date Lease Signed:
Term of Lease:	Months

Address of Leased Premises
Suite:	Containing approximately	square feet, located
at

Commencement Date:
Expiration Date:

The above described Premises are accepted by Tenant as suitable for the purpose for which they were let. The above described lease term commences and expires on the dates set forth above. Tenant acknowledges that on
it received from Landlord	keys to the Premises. It is understood that if there is a
punch list which will be completed after move-in, then said punch list will be an exhibit hereto.

TENANT	LANDLORD

(Type/Print Name of Tenant)	(Type/Print Name of Landlord)
(Signature)	(Signature)
(Type/Pint Name and Title)	(Type/Print Name and Title)

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EXHIBIT E
JANITORIAL SPECIFICATIONS

12. Spot clean doors, walls, and woodwork.
13. Dust or sweep and mop entire hard surface floors including all lobby and foyer areas.
14. Vacuum walk-off mats.
15. Vacuum all carpeted areas and spot clean as necessary.
16. Wipe down stairway rails and properly clean steps and landings.
17. Thoroughly clean vending areas, floors and walls.
18. Sweep entryways (defined as areas within twenty feet of all entrances). Pick up cigarette butts and trash beside entrances.
19. Clean all entrance, door, and office partition glass.
20. Leave office and furniture in neat, orderly fashion.
21. Other than entering or exiting, **tenant entry doors are to be kept locked at all times. Tenant entry doors are not to be propped open.**
22. All external doors are to be locked upon arrival and checked to insure they are still locked prior to leaving the property each night.
23. Maintain janitorial storage and supply areas in an orderly manner.
24. Report to Owner any unusual occurrences or needed building repairs whenever noticed.

Weekly Services

1. Detail vacuum and/or dust all corners, chair rungs, edges and baseboards in tenant and common areas.
2. High dust ledges, sills, moldings and door, picture and window frames.

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